UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

SAFETY SHOT, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 E. Indiantown Rd., Ste. 110

Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHOT	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Warrants, each exercisable for one share of Common Stock at $8.50 per share	SHOTW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously reported, Safety Shot, Inc., (the “Company”) previously entered into the Settlement Agreement and Mutual Release with Bigger Capital LLC (“Bigger Capital”) on January 20, 2025 (the “Bigger Settlement Agreement”) in connection with a resolution to all issues and claims that relate to the previously filed action against the Company in the Supreme Court of the State of New York, New York County, Index No. 65018/2024. On April 1, 2025, the Company entered into the Amendment to Settlement Agreement and Mutual Release (the “Amended Bigger Settlement Agreement”) with Bigger Capital, effective as of January 20, 2025. The Amended Bigger Settlement Agreement provided for the following:

(a) In consideration of Bigger Capital agreeing to not convert the convertible note issued from the Company to Bigger Capital in the principal amount of $3.5 million, maturing June 30, 2025 (the “Convertible Bigger Note”) prior to July 21, 2025, the Company will pay Bigger Capital ten percent (10%) of the gross proceeds the Company receives (i) from any capital raise (including an at-the market offering and an equity line of credit) consummated or occurring prior to the maturity date of the Convertible Bigger Note (and each such capital raise specified in clause (i) of this paragraph, a “pre-maturity Financing”) to pay down the Company’s obligations owed under the secured convertible note issued by the Company to Bigger Capital in the principal amount of $1.75 million, maturing on December 31, 2026 (the “Secured Convertible Bigger Note”) and (ii) from any capital raise (including an at-the market offering and an equity line of credit) consummated or occurring after the maturity date of the Convertible Bigger Note (each such capital raise specified in clause (ii) of this paragraph, a “post-maturity Financing,” and together with any pre-maturity Financing, each, a “Financing”), with the proceeds of any such post-maturity Financing being applied: (x) first, if the Company has satisfied its obligations under the Convertible Bigger Note via an Alternative Payment Method (as defined in the Convertible Bigger Note), to pay down the Company’s obligations owing under the $2 million SAFE or the $4.5 million convertible note bearing a 9% interest rate, maturing on December 31, 2027, to be issued to Bigger Capital from the Company in connection with such Alternative Payment Method, as applicable, until the Company’s obligations under such SAFE or Convertible Bigger Note are paid in full, and (y) second, to the Company’s obligations owing under the Secured Convertible Bigger Note, until the Company’s obligations under the Secured Convertible Bigger Note are paid in full.

The Company agreed to pay Bigger Capital any proceeds to which Bigger Capital is entitled pursuant to the immediately preceding paragraph within 2 business days of the Company’s actual receipt thereof and that such proceeds shall be applied to payment of the Company’s obligations under the applicable instrument, first to accrued unpaid interest thereon, and second to outstanding principal thereof.

(b) Subject to the Company consummating a pre-maturity Financing by April 18, 2025, and provided the Company complies with its obligations under clause (a) above, Bigger Capital agreed to extend the Effectiveness Deadline (as defined in the Bigger Settlement Agreement) of the Registration Statement (as defined in the Bigger Settlement Agreement) from April 5, 2025 to May 2, 2025.

Pursuant to the Amended Bigger Settlement Agreement, the Company also agreed that if the effective price per share of the Common Stock or Common Stock Equivalents (as such terms are defined in the Exchange Warrant) issued or proposed or agreed to be issued by the Company in any Financing is less than the current Exercise Price (as defined in the Exchange Warrant) of the Exchange Warrant (currently $0.4348), then pursuant to Section 3(b) of the Exchange Warrant, the Exercise Price shall be reduced to the Base Share Price (as such term is defined in the Exchange Warrant).

“Exchange Warrant” means warrants to purchase 5,332,889 shares of the Company’s common stock, par value $0.001, at an exercise price of $0.4348 per share, issued to Bigger Capital under the Bigger Settlement Agreement.

The Amended Bigger Settlement Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the terms of the Amended Bigger Settlement Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01 Exhibits

Exhibit No.	Description
10.1	Amendment to Settlement Agreement and Mutual Release between the Company and Bigger Capital LLC
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2025

SAFETY SHOT, INC.

By:	/s/ Jarrett Boon
Jarrett Boon
Chief Executive Officer